Exhibit 10.20

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of December     , 2013, by and among Malibu Boats, Inc., a Delaware corporation (the “Company”), Black Canyon Management LLC, a Delaware limited liability company (“Black Canyon”), and Jack D. Springer, a resident of the State of Texas, Wayne D. Wilson, a resident of the State of Tennessee, and Ritchie L. Anderson, a resident of the State of Tennessee (collectively, “Management”).

RECITALS

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); and

WHEREAS, in connection with, and effective upon, the date of completion of the IPO (the “Closing Date”), the Company, Black Canyon and Management wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified.

(b) “Agreement” means this Voting Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

(c) “Beneficial Owner” or “beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d) “Black Canyon” has the meaning set forth in the Preamble.

(e) “Black Canyon Designee” has the meaning set forth in Section 2.1(a).

(f) “Black Canyon Entities” means Black Canyon, Black Canyon Direct Investment Fund L.P., Black Canyon Investments L.P., Canyon Value Realization Fund, L.P., Loudon Partners, LLC, The Canyon Value Realization Master Fund, L.P. and their respective successors and Permitted Assigns.

(g) “Board” means the board of directors of the Company.

(h) “Class A Common Stock” has the meaning set forth in the Preamble.

(i) “Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

(j) “Closing Date” has the meaning set forth in the Recitals.

(k) “Company” has the meaning set forth in the Preamble.

(l) “Control,” “Controlled by” and “under common Control with” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

(m) “Director” means any member of the Board.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(o) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(p) “IPO” has the meaning set forth in the Recitals.

(q) “Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

(r) “Management” has the meaning set forth in the Preamble.

(s) “Permitted Assigns” means, with respect to the Black Canyon Entities, their respective Affiliates and any Transferee of Voting Stock that is Transferred other than pursuant to a widely distributed public sale that agrees to become party to, and to be bound to the same extent as its transferor by the terms of, this Agreement.

(t) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

(u) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

(v) “Total Number of Directors” means the total number of Directors comprising the Board.

(w) “Transfer,” “Transferor,” “Transferee” and “Transferred” shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

(x) “Voting Stock” means the Class A Common Stock or Class B Common Stock.

1.2 Construction. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(d) all sections, paragraphs or clause references not attributed to a particular document shall be references to such parts of this Agreement.

ARTICLE II

CORPORATE GOVERNANCE MATTERS

2.1 Board Composition.

(a) Following the Closing Date, Black Canyon shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) 20% of the Total Number of Directors, so long as the Black Canyon Entities and Management collectively beneficially own 15% or more of the voting power of the shares of Voting Stock entitled to vote generally in the election of directors; and (ii) 10% of the Total Number of Directors, so long as the Black Canyon Entities and Management collectively beneficially own more than 5% but less than 15% of the voting power of the Voting Stock entitled to vote generally in the election of directors. For purposes of calculating the number of Directors that Black Canyon is entitled to nominate pursuant to this Section 2.1(a), any fractional amounts shall be rounded up to the nearest whole number and the calculation shall be made on a pro forma basis, including, for the avoidance of doubt, taking into account any increase in the size of the Board (e.g., one and one-third Directors equates to two Directors). In addition, Black Canyon shall have the right to remove and replace its Director-designees at any time and for any reason and to nominate any individual(s) to fill any such vacancies. In the event that Black Canyon has nominated less than the total number of designees Black Canyon shall be entitled to nominate pursuant to this Section 2.1(a), Black Canyon shall have the right, at any time, to nominate such additional designees to which it is entitled hereunder, in which case, the Company and the Directors shall take all necessary corporate action, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to (i) enable Black Canyon to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise and (ii) designate such additional individuals nominated by Black Canyon to fill such newly-created vacancies. Each such person whom Black Canyon shall actually nominate pursuant to this Section 2.1(a) and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “Black Canyon Designee.”

(b) In the event that a vacancy is created at any time by the death, disability, retirement or resignation of any Director designated by Black Canyon pursuant to this Section 2.1, the remaining Directors and the Company shall, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new designee of Black Canyon, if such Director was designated by Black Canyon, as soon as possible, and the Company hereby agrees to take, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same.

(c) The Company agrees, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors the persons designated pursuant to this Section 2.1 and to nominate and recommend each such individual to be elected as a Director as provided herein, and to solicit proxies or consents in favor thereof. The Company is entitled to identify such individual as a Black Canyon Designee pursuant to this Agreement.

(d) In connection with any meeting of stockholders called or consent taken for the purpose of electing Directors, each member of Management agrees to vote his respective shares of Voting Stock in favor of the Black Canyon Designees nominated by the Board.

ARTICLE III

COVENANTS

3.1 Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. For so long as the Black Canyon Entities and Management collectively beneficially own 5% or more of the outstanding shares of the Voting Stock, the Company shall, and shall cause its Subsidiaries to, permit Black Canyon and its designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to enter into an arrangement pursuant to which it may provide such information to Black Canyon without the loss of any such privilege.

3.2 Periodic Reporting.

(a) The Company will promptly deliver to Black Canyon, when available, one copy of each annual report on Form 10-K and quarterly report on Form 10-Q of the Company, as filed with the SEC. In the event the Company is not required to file an annual report on Form 10-K or quarterly report on Form 10-Q, the Company may, in lieu of the requirements of the preceding sentence, deliver, or cause to be delivered, the following to Black Canyon:

(i) as soon as available, but not later than 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail; and

(ii) as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to enter into an arrangement pursuant to which it may provide such information to Black Canyon without the loss of any such privilege.

(b) The Company shall deliver or cause to be delivered to Black Canyon:

(i) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and

(ii) such other reports and information as may be reasonably requested Black Canyon; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to enter into an arrangement pursuant to which it may provide such information to Black Canyon without the loss of any such privilege.

ARTICLE IV

AMENDMENT AND TERMINATION

4.1 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party unless such modification, amendment or waiver is approved in writing by each of the parties to this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

4.2 Termination of Agreement. This Agreement shall terminate on the earlier to occur of (a) such time as Black Canyon is no longer entitled to nominate a Director pursuant to Section 2.1(a) and (b) upon the delivery of a written notice by Black Canyon to the Company requesting that this Agreement terminate.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 5.1):

(a)	If to the Company:

Malibu Boats, Inc.

5075 Kimberly Way

Loudon, Tennessee 37774

Attention: [                    ]

With a copy to:

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Attention: J. Chase Cole, Esq.

(b)	If to Black Canyon:

Black Canyon Management LLC

2000 Avenue of the Stars, 11th Floor

Los Angeles, California 90067

Attention: [                    ]

5.2 Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that Black Canyon shall be entitled to assign, in whole or in part, to any of its Permitted Assigns without such prior written consent any of its rights hereunder.

5.3 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

5.5 Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction over a particular matter, any state or federal court within the State of Delaware having jurisdiction, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 5.1. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

5.6 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by it, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

5.7 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

5.8 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

5.9 Headings. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

5.10 Counterparts. This Agreement and any amendment hereto may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one Agreement (or amendment, as applicable).

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement on the date first above written.

COMPANY:

MALIBU BOATS, INC.

By:
Name:
Title:

BLACK CANYON:

BLACK CANYON MANAGEMENT LLC

By:
Name:
Title:

MANAGEMENT:

Jack D. Springer

Wayne D. Wilson

Ritchie L. Anderson